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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We have issued our reports dated March 16, 2010, with respect to the consolidated financial statements and internal control over financial reporting included in the Annual Report of Toreador Resources Corporation on Form 10-K for the year ended December 31, 2009. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Toreador Resources Corporation on Forms S-8 (File No. 333-14145, File No. 333-39309, File No. 333-88475, No. 333-53632, File No. 333-99959, File No. 333-125050, File No. 333-134144, and File No. 333-150930) and on Forms S-3 (File No. 333-52522, File No. 333-65720, File No. 333-118376, File No. 333-118377, File No. 333-129628, and File No. 333-163067).

/s/ Grant Thornton LLP
Houston, Texas March 16, 2010

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  EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM